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                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent


The Board of Directors
Tritel, Inc.:

We consent to the use of our report dated February 18, 2000, related to the consolidated financial statements of Tritel, Inc. as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                /s/ KPMG LLP


Jackson, Mississippi
February 14, 2001